UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2017

Lightstone Value Plus Real Estate Investment Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2017, certain wholly and majority owned subsidiaries (collectively, the “Sellers”) of Lightstone Value Plus REIT II LP, the operating partnership of Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) and certain subsidiaries of Phoenix American Hospitality, LLC (the “Buyers”), all unaffiliated third parties, entered into a purchase and sale agreement (the “Hotel Portfolio Agreement”) pursuant to which the Sellers would dispose of their respective membership interests in a portfolio of seven limited service hotels (the “Hotel Portfolio”) to the Buyers for a contractual sales price of $101.0 million.

The Hotel Portfolio, which has an aggregate of 778 rooms, is comprised of the following properties:

•	an Aloft located in Rogers, Arkansas (the “Aloft – Rogers”)

•	a Fairfield Inn & Suites by Marriott located in Jonesboro, Arkansas (the “Fairfield Inn - Jonesboro”);

•	a Courtyard by Marriott located in Baton Rouge, Louisiana (the “Courtyard - Baton Rouge”);
•	a Residence Inn by Marriott located in Baton Rouge, Louisiana (the “Residence Inn - Baton Rouge”);
•	a TownePlace Suites by Marriott located in Harahan, Louisiana (the “TownePlace Suites - Metairie”);
•	a TownePlace Suites by Marriott located in Johnson/Springdale, Arkansas (the “TownePlace Suites - Fayetteville”); and
•	a Hampton Inn & Suites located in Fort Myers Beach, Florida (the “Hampton Inn - Fort Myers Beach”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 14, 2017, pursuant to the terms of the Hotel Portfolio Agreement, the Sellers completed the disposition of their membership interests in the Hotel Portfolio for $101.0 million to the Buyers. The Seller’s net proceeds from the disposition of the Hotel Portfolio were approximately $65.2 million, after the (i) repayment of certain mortgage indebtedness and related costs as discussed below, (ii) payment of closing costs and expenses and (iii) pro rations and other working capital adjustments.

In connection with the disposition of the Hotel Portfolio approximately $34.6 million of the proceeds were used towards the repayment of associated mortgage indebtedness as follows:

•	Approximately $14.9 million of the proceeds were used to fully repay a promissory note with an outstanding principal balance of $14.4 million and defeasance and other costs totaling $0.5 million. The promissory note was cross-collateralized by three hotel properties, including the Aloft Rogers and Fairfield Inn – Jonesboro.
•	Approximately $16.1 million of the proceeds were used to partially paydown by $15.6 million a promissory note with an outstanding principal balance of $22.4 million to $6.8 million and defeasance and other costs totaling $0.5 million. The promissory note was cross-collateralized by four hotel properties; including the TownePlace Suites – Metairie and the TownePlace Suites - Fayetteville which were released from the collateral pool in connection with the partial paydown.
•	Approximately $3.6 million of the proceeds were used to fully repay a mortgage loan with an outstanding principal balance of $3.6 million which was secured by the Residence Inn – Baton Rouge.

A mortgage loan secured by the Courtyard – Baton Rouge with a then outstanding principal balance of approximately $5.9 million, had previously matured on May 1, 2017 at which time it was repaid in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: July 20, 2017	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The Company’s unaudited pro forma condensed consolidated balance sheet at March 31, 2017 illustrates the estimated effects of the disposition of the Hotel Portfolio referred to in Item 2.01 above as if it had occurred on such date.

The unaudited pro forma condensed consolidated statements of operations for the three month ended March 31, 2017 and for the year ended December 31, 2016 include certain pro forma adjustments to illustrate the estimated effect of the disposition of the Hotel Portfolio as if it had occurred on the first day of the earliest period presented.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and do not purport to be indicative of the Company’s financial results as if the disposition of the Hotel Portfolio had occurred on the first day of the earliest period presented. Further, the unaudited pro forma condensed consolidated financial statements should not be viewed as indicative of the Company’s financial results in the future; and should be read in conjunction with the Company’s the audited historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 20, 2017 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 15, 2017.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2017

(Amounts in thousands)

	Historical	Pro Forma Adjustments		Pro Forma Total
Assets

Net investment property	$230,915	$(60,190)	(a)	$170,725

Investment in unconsolidated affiliated entity	5,843	-		5,843
Cash and cash equivalents	35,432	65,209	(b)	91,571
		(200)	(c)
		(2,970)	(d)
		(5,900)	(f)
Marketable securities, available for sale	9,233	-		9,233
Restricted escrows	3,610	-		3,610
Accounts receivables and other assets	4,951	(1,390)	(a)	3,561

				-
Total Assets	$289,984	$(5,441)		$284,543

Liabilities and Stockholders' Equity
Accounts payable, accrued expenses and other liabilities	$7,589	$-		$7,589
Margin loan	3,779	-		3,779
Mortgages payable, net	126,960	(33,607)	(e)	87,453
		(5,900)	(f)
Due to related party	415	-		415
Distributions payable	3,174	-		3,174

Total liabilities	141,917	(39,507)		102,410

Commitments and contingencies

Stockholders' Equity:
Company's stockholders' equity:
Common stock	183	-		183
Additional paid-in-capital	156,613	-		156,613

Accumulated other comprehensive loss	(706)	-		(706)
Accumulated (deficit)/surplus	(24,092)	34,893	(g)	10,801

Total Company stockholder’s equity	131,998	34,893		166,891
Noncontrolling interests	16,069	(827)	(a)	15,242

Total Stockholders' Equity	148,067	34,066		182,133

Total Liabilities and Stockholders' Equity	$289,984	$(5,441)		$284,543

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Amounts in thousands, except per share data)

	For the Three Months Ended March 31, 2017
	Historical	Hotel Portfolio (a)	Pro Forma Adjustments		Pro Forma

Revenue	$20,606	$(6,988)	$-		$13,618

Expenses:
Property operating expenses	12,848	(3,800)	-		9,048
Real estate taxes	726	(179)	-		547
General and administrative costs	1,411	(66)	(155	)(b)	1,190
Depreciation and amortization	2,697	(705)	-		1,992
Total operating expenses	17,682	(4,750)	(155)		12,777
Operating income	2,924	(2,238)	155		841

Other expense, net	(136)	1	-		(135)
Interest expense	(1,973)	448	-		(1,525)
Net income/(loss)	815	(1,789)	155		(819)
Less: net (income)/loss attributable to noncontrolling interests	(42)	45	-		3
Net income/(loss) attributable to Company's common shares	$773	$(1,744)	$155		$(816)

Net income/(loss) per Company’s common share, basic and diluted	$0.04				$(0.04)

Weighted average number of common shares outstanding, basic and diluted	18,373				18,373

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Amounts in thousands, except per share data)

	For the Year Ended December 31, 2016
	Historical	Hotel Portfolio (a)	Pro Forma Adjustments		Pro Forma

Total revenues	$83,421	$(25,500)	$-		$57,921

Expenses:
Property operating expenses	52,625	(14,833)	-		37,792
Real estate taxes	3,043	(627)	-		2,416
General and administrative costs	4,667	(131)	(612	)(b)	3,924
Depreciation and amortization	10,496	(2,754)	-		7,742
Total operating expenses	70,831	(18,345)	(612)		51,874
Operating income	12,590	(7,155)	612		6,047

Interest expense	(7,887)	1,843	-		(6,044)
Other income, net	1,539	5	-		1,544
Net income/(loss)	6,242	(5,307)	612		1,547
Less: net (income)/loss attributable to noncontrolling interests	(297)	172	-		(125)
Net income/(loss) attributable to Company's common shares	$5,945	$(5,135)	612		$1,422

Net income per Company’s common share, basic and diluted	$0.32				$0.08

Weighted average number of common shares outstanding, basic and diluted	18,496				18,496

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share/unit data and where indicated in millions)

Note 1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements of the Company have been prepared based on the historical balance sheet of the Company as of March 31, 2017 and the historical statement of operations for the Company for the three months ended March 31, 2017 and for the year ended December 31, 2016 after giving effect to the adjustments described below.

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position as if the transactions reflected herein had occurred, on the first day of the earliest period presented. In addition, this unaudited pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

Note 2.	Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if (i) the disposition of the Hotel Portfolio was completed on March 31, 2017 for the balance sheet and (ii) the disposition was completed as of January 1, 2016 for statement of operations purposes and reflect the following pro forma adjustments:

Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

a)	To reflect the elimination of the net book value of the Hotel Portfolio assets sold.
b)	To reflect the net cash proceeds of $65.2 million received in connection with the disposition of the Hotel Portfolio.
c)	To reflect the $0.2 million in estimated direct expenses incurred in connection with the disposition of the Hotel Portfolio including legal, accounting and other professional fees.
d)	To reflect the distribution of $3.0 million of the net proceeds to noncontrolling members in connection with the disposition of the Hotel Portfolio.
e)	To reflect the required paydown of an aggregate of $33.6 million of mortgages indebtedness.
f)	To reflect the repayment in full on May 1, 2017 of a mortgage loan secured by the Courtyard – Baton Rouge with an outstanding principal balance of approximately $5.9 million as of March 31, 2017.
g)	To record the pro forma net gain of $34.9 million on the disposition of the Hotel Portfolio.

Reconciliation of Pro Forma Net Gain
(amounts in thousands)

Gross Proceeds	$101,000

Net book value of assets sold	(60,753)
Net proceeds paid to noncontrolling members	(2,970)
Closing costs paid from gross proceeds	(2,184)
Estimated direct expenses incurred	(200)

Pro forma net gain	$34,893

Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations

a)	These amounts represent the elimination of the operations on the completed disposition of the Hotel Portfolio from the historical amounts for the three months ended March 31, 2017 and for the year ended December 31, 2016, to give effect to the completed disposition of the Hotel Portfolio as if the disposition had occurred on the first day of the earliest period presented.
b)	To add back the asset management fees paid to the advisor by the Company with respect to the Hotel Portfolio.

Note 3.	Unaudited Pro Forma Earnings Per Share Data

Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of the Company for the three months ended March 31, 2017 and for the year ended December 31, 2016.

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